UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a--11(c) or §240.14a-12

SCPIE HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

SCPIE Holdings Inc. (the “Company”) is filing this Schedule 14A to publicly disclose the following form of letter that the Company intends to send to certain of its insureds:

URGENT BUSINESS MATTER

Dear <<Insured’s Name>>,

SCPIE needs your support! Our Board of Directors recommends and asks that you vote FOR our company’s merger with The Doctors Company (TDC), which has agreed to pay $28 per share in cash, subject to certain conditions, including approval of the merger by our stockholders.

The Board, after a diligent review and robust auction process, determined that this transaction is the most direct path to maximizing stockholder value. As a SCPIE stockholder, you will receive $28 for each share of stock you own if the merger is consummated.

As part of the acquisition, TDC will honor all agreements between SCPIE and our insureds for policies written in 2008. This includes premium rates, coverage terms, limits of liability and retirement “tail” vesting. TDC has also assured us that it will staff a full-service office in Los Angeles, in addition to maintaining the high level of service that SCPIE insureds have enjoyed for more than 30 years.

At your earliest convenience, please mark FOR on the attached Proxy Fax ballot. Then sign and date your ballot and fax it back to us at 800/750-5858. No cover sheet is needed.

If you have any questions, please feel free to call our Policyholder Services Department at 310/712-5800 or 800/557-2743.

Sincerely,

Mitchell S. Karlan MD

Chairman, Board of Directors

Additional Information and Where to Find It

On January 30, 2008, SCPIE filed a definitive proxy statement with the Securities and Exchange Commission (SEC) in connection with its proposed acquisition by The Doctors Company. The proxy statement has been mailed to SCPIE’s stockholders, who are urged to read the proxy statement and other relevant materials filed with the SEC because they contain important information about the acquisition. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SCPIE at the Investors/Media section on its corporate website at www.scpie.com.

SCPIE’s executive officers and directors may be participants in the solicitation of proxies from SCPIE stockholders with respect to the acquisition. Information about SCPIE’s executive officers and directors, and their ownership of SCPIE Holdings common stock, is set forth in the definitive proxy statement SCPIE filed with the SEC on January 30, 2008, and in the reports filed by the executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended, since such date. Additional information regarding the direct and indirect interests of SCPIE’s executive officers and directors in the acquisition is in the definitive proxy statement.